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                                                                        FORM 8-A

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             DigitalWork.com, Inc.
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            (Exact name of registrant as specified in its charter)

                Delaware                                 52-2089673
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(State of incorporation or organization)    (I.R.S. employer Identification No.)

   230 West Monroe Street, Suite 1950             Chicago, Illinois 60606
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(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

       333-95895                                   (if applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class              Name of each exchange on which
         To be so registered              each class is to be registered

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Securities to be registered pursuant to Section 12(g) of the Act:

       Common Stock, $0.005 par value per share
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                               (Title of class)

       Preferred Stock Purchase Rights
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                               (Title of class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

     The Registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock -- Common Stock" and "--Rights Plan" set forth in its preliminary prospectus dated March 27, 2000, and included in Amendment No. 2 to its Registration Statement on From S-1 (Registration No. 333-95895), filed with the Securities and Exchange Commission on March 27, 2000 which information is qualified in its entirety by reference to the Registrant's Amended and Restated Certificate of Incorporation and By-Laws, each of which is attached thereto as an exhibit. The section "Description of Capital Stock - Common Stock," will be included in a form of prospectus that subsequently will be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and shall be deemed incorporated by reference into this registration statement.

Item 2.   Exhibits.

3.1 Second Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on From S-1 (File No. 333-95895) of the Registrant, as amended).

3.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-95895) of the Registrant, as amended).

4.1 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-95895) of the Registrant, as amended).

4.2 Rights Agreement between DigitalWork.com, Inc. and Chase Mellon Shareholder Services L.L.C., as Rights Agent (incorporated by reference to Exhibit
     10.22 to the Registration Statement on Form S-1 (File No. 333-95895) of the Registrant, as amended).


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     (Registrant)         DigitalWork.com, Inc.
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Date    April 10, 2000
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                                       By: /s/ Robert A. Schultz
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                                           Robert A. Schultz
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer



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